UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2009

UNITED TECHNOLOGIES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-812	06-0570975
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Financial Plaza

Hartford, Connecticut 06103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code

(860) 728-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01.	Other Events.

On March 10, 2009, United Technologies Corporation (the “Company”) announced plans for $600 million of additional restructuring actions in 2009, bringing total anticipated 2009 restructuring actions to $750 million, excluding the impact of Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 141(R). Total anticipated 2009 restructuring actions are expected to result in global employment reductions of approximately 11,600 positions, primarily from overhead and selling, general and administration reductions throughout the Company. With the increasingly tough economic environment, the Company has lowered 2009 revenue expectations to approximately $55 billion, which includes the benefit of $1 billion from the first-time adoption of FASB Emerging Issues Task Force Issue No. 07-1, addressing revenues associated with engine collaboration agreements. Additionally, the Company announced a decrease in the expected level of share repurchases for 2009 from $2 billion to $1 billion. The Company also expects company-funded research and development spending for 2009 to decrease approximately $100 million from 2008 levels.

This report includes “forward-looking statements” concerning expected restructuring, revenue, share repurchases and research and development; and other matters that are subject to risks and uncertainties. These statements often contain words such as “plan,” “anticipate,” “expect,” and similar terms. Important factors that could cause actual results to differ materially from those anticipated or implied in forward-looking statements include further deterioration or extended weakness in global economic conditions; further tightening or extended contraction in credit conditions; the impact of volatility and deterioration in financial markets on overall levels of economic activity; declines in end market demand in construction and in both the commercial and defense segments of the aerospace industry; fluctuation in commodity prices, interest rates, foreign currency exchange rates, and the impact of weather conditions; and company specific items including the impact of financial market volatility and deterioration on the financial strength of customers and suppliers and on levels of air travel; the availability and impact of acquisitions; the rate and ability to effectively integrate these acquired businesses; the ability to achieve cost reductions at planned levels; challenges in the design, development, production and support of advanced technologies and new products and services; delays and disruption in delivery of materials and services from suppliers; labor disputes; and the outcome of legal proceedings. The level of share repurchases may vary depending on the level of other investing activities. For information identifying other important economic, political, regulatory, legal, technological, competitive and other uncertainties, see UTC’s SEC filings as submitted from time to time, including but not limited to, the information included in UTC’s 10-K and 10-Q Reports under the headings “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Cautionary Note Concerning Factors that May Affect Future Results,” as well as the information included in UTC’s Current Reports on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED TECHNOLOGIES CORPORATION
(Registrant)

Date: March 13, 2009	By:	/s/ Kathleen M. Hopko
Kathleen M. Hopko
Vice President, Secretary and Associate General Counsel